VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), made as of the 12th day of June, 2013, is by and among AKERS BIOSCIENCES, INC., a corporation incorporated under the laws of the State of New Jersey and located at 201 Grove Road, Thorofare, New Jersey 08086 USA (the “Company”), THOMAS J. KNOX, an individual residing at 50 South 16th Street, Suite 4604, Philadelphia, Pennsylvania 19102 (“Knox” or the “Key Shareholder”) and CHUBEWORKX GUERNSEY LIMITED, a company incorporated in Guernsey with registration number 55801 with its registered office at 18-20 Le Pollet, St Peter Port, Guernsey, GY1 1WH, Channel Islands (the “Investor”). The Company, Knox and the Investor are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”

WITNESSETH:

WHEREAS, the Company and the Investor are parties to a Subscription Agreement of even date herewith (the “Subscription Agreement”), pursuant to which the Company has agreed to sell and the Investor has agreed to purchase 80,000,000 shares of Common Stock of the Company (the “Investor Shares”);

WHEREAS, the obligations of the Investor in the Subscription Agreement are conditioned upon the execution and delivery of this Agreement by Knox and the Company; and

WHEREAS, in order to induce the Investor to enter into the Subscription Agreement and invest funds in the Company pursuant thereto, the Parties desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted and to set forth certain other agreements between the Parties.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Agreement to Vote. The Key Shareholder and the Investor, as holders of Preferred Stock or Common Stock of the Company, each hereby agrees on behalf of itself and any transferee or assignee of any such shares of such Common Stock or Preferred Stock constituting a Related Party (as such term is defined below in this Section 1), to hold all of such shares of Common Stock and Preferred Stock and any other securities of the Company acquired by the Key Shareholder or the Investor in the future, including without limitation any shares of Common Stock or Preferred Stock of the Company acquired by the Key Shareholder or the Investor pursuant to any stock option, warrant or any other instrument (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such Preferred Stock, Common Stock or other securities) (the “Shares”) subject to, and to vote the Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. For purposes of this Agreement, a “Related Party” shall mean (a) any present or former known spouse, ancestor or descendant of the Key Shareholder or any trust or other similar entity for the benefit of any of the foregoing persons, (b) any person or entity directly or indirectly controlled by the Key Shareholder or the Investor or (c) any person or entity directly or indirectly controlling, controlled by or under common control with, the Company. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

2.          Company Independence. The Key Shareholder and the Investor each separately undertake that they will take all necessary actions to ensure that the Company maintains independence with each of the Key Shareholder and its Related Parties (in the case of the Key Shareholder) and the Investor and its Related Parties (in the case of the Investor), in connection with all of the Company’s business operations and the AIM Rules (in particular AIM Rule 13).

3.          Board Size. The Key Shareholder shall vote at a regular or special meeting of stockholders (or by written consent) such Shares that the Key Shareholder owns (or as to which the Key Shareholder has voting power), and the Company and the Key Shareholder shall take all other actions necessary to ensure that at all times, (a) the size of the Board shall be a maximum of five (5) directors and (b) the Company’s organizational documents specify that each director has equal rights to each other director, including without limitation voting in favor of any amendment to the Certificate of Incorporation or Bylaws of the Company that may be necessary under applicable law in order to legally and effectively implement all of the requirements under this Section 3. The Company and the Key Shareholder further agree to take any and all other actions that may be necessary under applicable law in order to implement the requirements of this Section 3, including without limitation calling any special meetings of the shareholders and/or Board of Directors and/or entering into written consents of the shareholders and/or Board of Directors as necessary in order to effectively implement the requirements of this Section 3. The Company and the Key Shareholder warrant and agree that the requirements set forth above in this Section 3 shall be implemented as soon as reasonably and practically possible following the Company’s next annual general shareholders’ meeting which is currently anticipated to be held in July 2013 (“AGM”), provided, however, that the requirements set forth above in this Section 3 shall be implemented by no later than thirty (30) calendar days following such AGM.

4.          Election and Removal of Directors. On all matters relating to the election of one or more directors of the Company, each of the Key Shareholder and the Investor shall vote at regular or special meetings of shareholders and give written consent with respect to, such number of Shares then owned by them (or as to which they then have voting power) as may be necessary to elect the following individuals to the Board:

(a)          at each election of directors in which the holders of any series of Preferred Stock of the Company (“Preferred Stock”), voting as a separate class, are entitled to elect directors of the Company, for so long as the Investor continues to hold shares of Common Stock of the Company entitling the Investor to ten percent (10%) or more of the voting rights with respect to the Company, the Key Shareholder shall vote all of its Shares comprised of Preferred Stock so as to elect one (1) individual designated by the Investor, subject only to approval of the designated individual by the AIM market of the London Stock Exchange plc (“AIM”);

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(b)          at each election of directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, for so long as the Investor continues to hold shares of Common Stock of the Company entitling the Investor to ten percent (10%) or more of the voting rights with respect to the Company, the Key Shareholder shall vote all of its Shares comprised of Common Stock so as to elect one (1) individual designated by the Investor, subject only to approval of the designated individual by AIM;

(c)          at each election of directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, for so long as a Key Shareholder continues to hold shares of Common Stock and/or Preferred Stock of the Company entitling such Key Shareholder to ten percent (10%) or more of the voting rights with respect to the Company, the Investor shall vote all of its Shares comprised of Common Stock so as to elect one (1) individual designated by such Key Shareholder, subject only to approval of the designated individual by AIM;

(d)          at each election of directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class on an as-converted basis, are entitled to elect directors of the Company, for so long as the Investor continues to hold shares of Common Stock of the Company entitling the Investor to ten percent (10%) or more of the voting rights with respect to the Company, the Key Shareholder shall vote all of its Shares so as to elect one (1) individual designated by the Investor, subject only to approval of the designated individual by AIM; and

(e)          at each election of directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class on an as-converted basis, are entitled to elect directors of the Company, for so long as a Key Shareholder continues to hold shares of Common Stock and/or Preferred Stock of the Company entitling such Key Shareholder to ten percent (10%) or more of the voting rights with respect to the Company, the Investor shall vote all of its Shares comprised of Common Stock so as to elect one (1) individual designated by such Key Shareholder, subject only to approval of the designated individual by AIM.

For purposes of this Agreement, any individual, entity, or group or class of individuals and/or entities who has or have the right to designate a director for election to the Company’s Board of Directors pursuant to the provisions of this Section 4 is hereinafter referred to as a “Designator” or as “Designators” or, when referring to one or more Designators, “Designator(s)” as applicable, and any such designee shall hereinafter be referred to as a “Designee.”

The Key Shareholder and the Investor both separately agree that they will each not exercise their voting rights with respect to any Shares held by them, and that they each shall use best efforts to ensure that any of their respective Related Parties will not exercise any of the voting rights of such Related Parties with respect to the Shares held by them, for the purposes of (i) calling any meeting of the shareholders of the Company at which the removal of any Designee of the Key Shareholder or the Investor as a member of the Board of Directors of the Company is to be voted upon, without the prior written consent of the Party whose Designee is the subject of removal from the Board of Directors, (ii) voting in favor of the removal of any Designee of the Key Shareholder or the Investor as a member of the Board of Directors of the Company at any meeting of the Shareholders of the Company at which the removal of any Designee of the Key Shareholder or the Investor as a member of the Board of Directors of the Company is to be voted upon, without the prior written consent of the Party whose Designee is the subject of removal from the Board of Directors, or (iii) otherwise approving any written consent of the shareholders of the Company seeking to remove any Designee of the Key Shareholder or the Investor as a member of the Board of Directors of the Company, without the prior written consent of the Party whose Designee is the subject of removal from the Board of Directors.

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The Parties further agree that within three (3) business days of the date of this Agreement, the Company and the Key Shareholder shall take any and all necessary actions to elect Gavin Moran as the Investor’s initial Designee on the Company’s Board of Directors.

5.            Changes in Designees. From time to time during the term of this Agreement, Designator(s) may, in their sole discretion:

(a)          elect to initiate a removal from the Company’s Board of Directors any incumbent Designee who occupies a Board seat for which such Designator(s) are entitled to designate the Designee under Section 4; and/or

(b)          designate a new Designee for election to a Board seat for which such Designator(s) are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat);

provided such removal and/or designation of a Designee is approved in writing signed by the Designator or Designators entitled to designate such Designee under Section 4, in which case such election to remove Designee and/or elect a new Designee will be binding on the Key Shareholder or the Investor, as applicable. In the event of such an initiation of a removal or designation of a Designee under this Section 5, the Key Shareholder or the Investor, as the case may be, shall vote their respective Shares, as applicable, to cause: (i) the removal from the Company’s Board of Directors of the Designee or Designees so designated for removal; and (ii) the election to the Company’s Board Directors of any new Designee or Designees so designated for election to the Company’s Board of Directors by the appropriate Designator or Designators. The Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, including the Designee in each slate of nominees proposed to the shareholders of the Company and recommending his or her election to the Board of Directors and soliciting the votes of the appropriate Key Shareholder and the Investor, and the Key Shareholder and the Investor shall vote all of their respective Shares entitled to vote at such meeting or in connection with such consent in favor of such removals or elections. Any vote taken to remove any Designee elected pursuant to Section 4, or to fill any vacancy created by the resignation, removal or death of a Designee elected pursuant to Section 4, shall be subject to the provisions of this Agreement, including without limitation Section 4 and this Section 5.

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6.          Additional Changes to Organizational Documents. The Key Shareholder shall vote at a regular or special meeting of stockholders (or by written consent) all of the Shares held by the Key Shareholder, and the Company and the Key Shareholder shall otherwise take all actions necessary to ensure that at all times up to the time which is immediately prior to the issuance of capital stock of the Company in connection with its first offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the unanimous approval of the Board of Directors of the Company shall be required for any issuance by the Company of any new shares of capital stock of the Company or any instruments convertible into shares of capital stock of the Company (including any such issuance of shares of capital stock of the Company in connection with its first offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended), including without limitation voting in favor of any amendment to the Certificate of Incorporation or Bylaws of the Company that may be necessary in order to effectively implement the requirements of this Section 6; provided, however, that the Parties acknowledge and agree that the termination of the above requirements as of immediately prior to the issuance of capital stock of the Company in connection with its first offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall not occur until after the Board of Directors of the Company has already granted final approval of such first offering of Common Stock and the issuance of shares of Common Stock in connection therewith. The Key Shareholder shall vote at a regular or special meeting of stockholders (or by written consent) all of the Shares held by the Key Shareholder, and the Company and the Key Shareholder shall otherwise take all actions necessary, at all times up to the time which is immediately prior to the issuance of capital stock of the Company in connection with its first offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, to ensure that any change or amendment to the organizational documents of the Company providing for the removal of the requirements in the immediately preceding sentence shall require either (i) the unanimous approval of the members of the Board of Directors or (ii) approval of the holders of at least a majority of the outstanding shares of capital stock of the Company; provided, however, that the Parties acknowledge and agree that the termination of the above requirements as of immediately prior to the issuance of capital stock of the Company in connection with its first offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall not occur until after the Board of Directors of the Company has already granted final approval of such first offering of Common Stock and the issuance of shares of Common Stock in connection therewith. The Key Shareholder further agrees that the Key Shareholder shall not vote at any regular or special meeting of stockholders (or by written consent) in favor of any amendment or change to any of the organizational documents of the Company that seeks to remove any of the requirements of this Section 6. The Company and the Key Shareholder further agree to take any and all other actions that may be necessary under applicable law in order to implement the requirements of this Section 6, including without limitation calling any special meetings of the shareholders and/or Board of Directors and/or entering into written consents of the shareholders and/or Board of Directors as necessary under applicable law in order to effectively implement the requirements of this Section 6. The Company and the Key Shareholder warrant and agree that the requirements set forth above in this Section 6 shall be implemented as soon as reasonably and practically possible following the Company’s next AGM, provided, however, that the requirements set forth above in this Section 3 shall be implemented by no later than thirty (30) calendar days following such AGM.

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7.           Additional Covenants. The Key Shareholder agrees that he shall not vote in any capacity in favor of any amendment to the Certificate of Incorporation, Bylaws or any organizational document of the Company that seeks to remove, amend, or in any way alter the voting agreements of the Parties set forth in this Agreement or any of the other rights of the Investor set forth in this Agreement. The Investor agrees that the Investor shall not vote in any capacity in favor of any amendment to the Certificate of Incorporation, Bylaws or any organizational document of the Company that seeks to remove, amend, or in any way alter the voting agreements of the Parties set forth in this Agreement or any of the other rights of the Key Shareholder set forth in this Agreement.

8.           Covenants of the Company.

(a)          The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Investor in order to protect the rights of the Parties hereunder against impairment.

(b)          Following the date of this Agreement, until consummation of all transactions contemplated hereby, the Company shall give to the Investor, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information as the Investor and its representatives may reasonably request.

(c)          The Company warrants that it has no current intention to issue any new shares of capital stock of the Company to the Key Shareholder or any third party until the requirements of Sections 3 through 6 of this Agreement have been fully implemented in accordance with their terms.

9.           No Liability for Election of Recommended Directors. Neither the Investor nor any officer, director, stockholder, partner, employee or agent of the Investor, makes any representation or warranty as to the fitness or competence of any Designee of the Investor to serve on the Company’s Board, whether designated under this Agreement or designated at any time in the future under the terms of this Agreement.

10.         Grant of Proxies. Upon the failure of the Key Shareholder to vote the Key Shareholder Shares in accordance with the terms of this Agreement, the Key Shareholder hereby grants to the Investor a proxy coupled with an interest in all Key Shareholder Shares owned by the Key Shareholder, which proxy in each case shall be irrevocable until this Agreement terminates pursuant to its terms, to vote all the Key Shareholder Shares in the manner provided in Sections 3, 4, 5 and 6 hereof. Upon the failure of the Investor to vote the Investor’s Investor Shares in accordance with the terms of this Agreement, the Investor hereby grants to the Key Shareholder a proxy coupled with an interest in all Investor Shares owned by the Investor, which proxy in each case shall be irrevocable until this Agreement terminates pursuant to its terms, to vote all such Investor Shares in the manner provided in Sections 3, 4 and 6 hereof.

11.         Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

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12.         Execution by the Company. The Company, by its execution in the space provided below, agrees that it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office.

13.         Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

14.         Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth in the opening paragraph of this Agreement. If notice is given to the Investor, a copy shall also be sent to Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Red Bank, New Jersey 07701, Attention: Patrick S. Convery, Esq.

15.         Term. This Agreement shall terminate and be of no further force or effect immediately prior to the consummation of Company’s first offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided, however, that the Parties acknowledge and agree that the termination of this Agreement as of immediately prior to the issuance of capital stock of the Company in connection with its first offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall not occur until after the Board of Directors of the Company has already granted final approval of such first offering of Common Stock and the issuance of shares of Common Stock in connection therewith.

16.         Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

17.         Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company (ii) the Key Shareholder, and (iii) the Investor.

18.         Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement.

19.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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20.         Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

21.         Aggregation of Stock. All shares of capital stock of the Company (and warrants and rights to purchase the same) that are held or acquired by persons or entities that are affiliates of one another or that are under common investment management shall be aggregated together for the purpose of exercising or determining the availability of any rights under this Agreement.

22.         Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, and Related Party transferees and assigns that may become stockholders of the Company by virtue of the transfer of any Shares; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a party to this Agreement as if such transferee’s signature appeared on the signature page of this Agreement. By its execution hereof or any Adoption Agreement, each of the Parties appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

23.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles thereof.

24.         Entire Agreement. This Agreement is intended to be the sole agreement of the Parties as it relates to the subject matter hereof and supersedes all other agreements of the Parties relating to the subject matter hereof.

25.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on and as of the date set forth above.

AKERS BIOSCIENCES, INC.,
a New Jersey corporation

By:
Name:
Title:

By:
Thomas J. Knox

CHUBEWORKX GUERNSEY LIMITED,
a company incorporated in Guernsey

By:
Name:
Title:

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of June 12, 2013 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this ______ day of _________________, 20__.

TRANSFEREE:

By:
Name and Title

Address:
Fax:

Accepted and Agreed:

AKERS BIOSCIENCES, INC.,
a New Jersey corporation

By:
Name:
Title: